Exhibit 10.42

FOURTH MODIFICATION TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Fourth Modification to Amended and Restated Loan and Security Agreement (the “Modification”) is entered into as of January 21, 2004 by and between Broadvision, Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank, a California-chartered bank (“Bank”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS.  Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2002, as amended by that certain Modification to Amended and Restated Loan and Security Agreement dated as of February 28, 2003, that certain Second Modification to Amended and Restated Loan and Security Agreement dated as of June 30, 2003, and that certain Third Modification to Amended and Restated Loan and Security Agreement dated as of June 30, 2003 (as may be further amended from time to time, the “Loan Agreement”).  The Loan Agreement provides for, among other things, a Committed Revolving Line in the principal amount of Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000). Capitalized terms used but not otherwise defined herein shall have the respective meanings accorded to them in the Loan Agreement; provided that hereinafter all indebtedness owing by Borrower to Bank under the Loan Agreement shall be referred to as the “Indebtedness.”

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and herein.  Hereinafter, all documents securing repayment of the Indebtedness, together with all other documents evidencing or securing the Indebtedness, shall be referred to as the “Existing Loan Documents.”

3.                                       DESCRIPTION OF CHANGES TO TERMS OF EXISTING LOAN DOCUMENTS.

3.1                                 Deposits.

(a)  Bank hereby waives Borrower’s failure to comply with the deposit requirement set forth in Section 6.6 of the Loan Agreement for the quarter ended December 31, 2003.  The foregoing waiver is effective solely as to this covenant for the quarter ended December 31, 2003 and shall not constitute a continuing waiver by Bank of its rights under Section 6.6 of the Loan Agreement or elsewhere in the Existing Loan Documents.  Without limiting the foregoing, Bank’s waiver in this Section 3.1 shall not serve as a waiver of Borrower’s failure to comply with the provisions of said Section 6.6 as of any subsequent date.

(b).  Effective as of January 1, 2004, Section 6.6 of the Loan Agreement is hereby amended to read in full as follows:

6.6                                 Deposits.

Borrower will at all times, until all Obligations are paid in full, maintain in accounts with Bank and its Affiliates an amount equal to at least $30,000,000 of Borrower’s Unrestricted Cash, net of all borrowings under this Agreement.  In addition, Borrower will at all times maintain an operating account with Bank.

3.2                                 Financial Covenants.  Bank hereby waives Borrower’s failure to comply with the financial covenant set forth in Section 6.7(a)(ii) of the Loan Agreement for the quarter ended December 31, 2003.  The foregoing waiver is effective solely as to this covenant for the quarter ended December 31, 2003 and shall not constitute a continuing waiver by Bank of its rights under Section 6.7(a)(ii) of the Loan Agreement or elsewhere in the Existing Loan Documents.  Without limiting the foregoing, Bank’s waiver in this Section 3.2 shall not serve as a waiver of Borrower’s failure to comply with the provisions of said Section 6.7(a)(ii) as of the end of any future quarter.

3.3                                 Amended Exhibit C.  Exhibit C of the Loan Agreement is hereby amended to read in full as attached hereto as Attachment No. 1.

4.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 3 hereof.

5.                                       NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts of the Indebtedness.

6.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the Existing Loan Documents, Bank is relying upon Borrower’s representations, warranties and agreements, all as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Fourth Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and hereafter the Existing Loan Documents shall include the terms of this Fourth Modification as if set forth therein in full.  Bank’s agreement to modifications to the Existing Loan Documents pursuant to this Fourth Modification shall in no way obligate Bank to make any future modifications to the Existing Loan Documents.  Nothing in this Fourth Modification shall constitute a satisfaction of the Indebtedness or any portion thereof.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing, and no maker, endorser or guarantor will be released by virtue of this Fourth Modification.  The terms of this paragraph apply not only to this Fourth Modification, but also to all subsequent loan modification agreements.

7.                                       CONDITION PRECEDENT TO EFFECTIVENESS.  Before this Fourth Modification, and Bank’s and Borrower’s respective rights and obligations hereunder, shall be effective Borrower shall have paid to Bank all Bank Expenses incurred by Bank in connection with its entering into this Fourth Modification.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Fourth Modification as of the date first set forth above.

BORROWER:		BANK:

BROADVISION, INC.,		SILICON VALLEY BANK,
a Delaware corporation		a California-chartered bank

By:	/s/ William E. Meyer	By:	/s/ Armand Zand

Name:William E. Meyer		Name:	Armand Zand

Title: Chief Financial Officer		Title:	Vice President

ATTACHMENT NO. 1

REVISED FORM OF

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
FROM:	BROADVISION, INC.
DATED:

The undersigned authorized officer (the “Officer”) of Broadvision, Inc. (“Borrower”) certifies that, under the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of March 31, 2002 between Borrower and Bank (as amended from time to time, the “Agreement”): (i) Borrower is in complete compliance for the period ending on the date first set forth above with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  In addition, the Officer certifies that Borrower and each Subsidiary (a) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under Generally Accepted Accounting Principles (GAAP) and (b) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

1. Interim financial statements + CC	Quarterly within 45 days	Yes	No
2. Annual audited financial statements + CC	Within 120 days of FYE	Yes	No
3. Schedule of A/R + A/P Agings	Quarterly within 45 days	Yes	No
4. Deferred Revenue Schedule	Quarterly within 45 days	Yes	No

Financial Covenants	Required		Actual	Complies

1. Minimum unrestricted balance sheet cash	(i)	$55,000,000 through 9/30/03		Yes	No

	(ii)	$50,000.00 through 12/31/03		Yes	No

	(iii)	$45,000,000 thereafter		Yes	No

2. Minimum Net Income	(i)	<$500,000> for quarter ending 6/30/03		Yes	No

	(ii)	$1.00 for each quarter thereafter		Yes	No

Deposit Covenant	Required	Actual	Complies

Deposits with Bank and its Affiliates	An amount equal to at least $30,000,000 of Borrower’s Unrestricted Cash, net of all borrowings under the Agreement		Yes	No

Have there been updates to Borrower’s intellectual property?			Yes	No

Comments Regarding Exceptions:  See Attached.

BANK USE ONLY
Received by:
authorized signer
Sincerely,	Date:

Broadvision, Inc.,	Verified:
a Delaware corporation	authorized signer

Signature	Date:

Title	Compliance Status:	Yes	No

Date